Exhibit 10.2

                         CONSENT TO ASSIGNMENT OF LEASE

                                       AND

                            THIRD AMENDMENT TO LEASE

         THIS CONSENT AND AMENDMENT is executed by and among JOHN FERRIGIARO (hereinafter the "Lessor"), MAGNUSSEN DEALERSHIP GROUP, a California corporation (hereinafter the "Assignor"), and LITHIA REAL ESTATE, INC., an Oregon corporation hereinafter the "Assignee").

         RECITALS:

         In 1986 the Lessor entered into a lease agreement with Bernard L. Magnussen, Sandra Magnussen, Boyde D. Barbee and Barbara Barbee (hereinafter the "Lessees") under which Lessor agreed to lease to Lessees certain real property and improvements located at 300 Soscol Avenue, Napa, California (hereinafter the "Leased Property") for a period of ten (10) years from January 1, 1987 through December 31, 1996. The lease agreement identified in the preceding sentence is referred to hereinafter as the "Lease".

         On February 17, 1994, Lessor and Lessees executed a First Amendment to the Lease under which Lessees were granted options to renew the Lease through December 31, 2006.

         On or about December 12, 1996, Lessor and Lessees entered into a Second Amendment to the Lease under which Lessees were granted options to extend the term of the Lease through December 2011.

         On December 16, 1996, Lessor and Lessee entered into an Agreement entitled "Assignment and Assumption of Lease, consent to Assignment" under which all rights and obligations of Lessee under the Lease were, with the consent of Lessor, assigned to and assumed by Assignor.

         Assignee wishes to assume and receive an assignment of all obligations and rights of Assignor under the Lease, and wishes to obtain the consent of Lessor to that assumption and assignment. In addition, Assignee wishes to modify one of the terms of the Lease.

         NOW, THEREFORE, IN CONSIDERATION OF the mutual promises set forth herein, the parties agree as follows:

     1. Assignment. Assignor hereby assigns to Assignee all of Assignor's rights, titles and interests in and to the Lease and the Leased Property.


     2. Assumption. Assignee hereby assumes all of the obligations of Assignor under the Lease, including but not limited to the obligation to pay rent as provided in the Lease.

     3. Consent to Assignment and Assumption. Lessor hereby consents to the assignment and assumption by Assignee of all of Assignor's rights, titles, interests and obligations under the Lease. This consent releases Bernard L. Magnussen, Sandra Magnussen, Boyde D. Barbee and Phyllis A. Barbee from all personal obligations under the Lease. This consent shall not constitute consent to any further assignment or assumption.

         Lessor hereby represents to Assignee that Assignor is not presently in default in the payment of rental amounts due under the Lease, and that to the best of Lessor's knowledge and belief, Assignor is not otherwise in default under the Lease.

     4. Amendment of Lease Term. Paragraph 5 of the Lease is amended by adding to the end of that paragraph the following sentence:

                  "Notwithstanding any other provision of this Paragraph 5, Lessee shall have no obligation to repair or replace any damage to the premises which is covered and/or insured against by the standard fire and extended coverage insurance for the leased premises which is referred to in Paragraph 6 of this Agreement".

     5. Ratification of Lease Terms. Except as provided in Paragraph 4, above, the Lessor and the Assignee hereby ratify and affirm all provisions of the Lease as amended.


LESSOR:           JOHN FERROGIARO

By                _________________________           Date  __________

ASSIGNOR:         MAGNUSSEN DEALERSHIP GROUP

By                _________________________            Date __________

ASSIGNEE:         LITHIA REAL ESTATE, INC.

By                _________________________            Date __________

                            SECOND AMENDMENT TO LEASE


     This Second Amendment to Lease made this 12th day of December, 1996, between JOHN FERROGIARO, herein called Lessor, and BERNARD L. MAGNUSSEN and SANDRA MAGNUSSEN, husband and wife, and BOYDE D. BARBEE and PHYLLIS A. BARBEE, husband and wife, herein collectively called Lessee.

                               W I T N E S S E T H

     1. Lessor and Lessee made and entered into a Lease on the ______ day of , 1986, for the premises at 300 Soscol Avenue, Napa, California, for a term of ten
(10) years for the period January 1, 1987 to December 31, 1996, with an option to extend for an additional five (5) years.

     2. Lessor and Lessee made and entered into an Amendment To Lease the 17th day of February, 1994, by which a second five-year option was added to the Lease.

     3. Lessee has notified Lessor that Lessee desires to exercise both its option to renew for the extended terms of January 1, 1997 to December 31, 2001, and January 1, 2002 to December 31, 2006.

     2. Lessor and Lessee desire to amend the Lease to add a five-year option to cover the extended term of January 1, 2007 to December 31, 2011.

     NOW, THEREFORE, it is agreed as follows:

     1. The Lease is renewed to cover an extended ten-year term beginning January 1, 1997 and ending December 31, 2006, upon the same terms and conditions as provided in the original lease, excepting as to rent and excepting there shall  be one  option  to renew  for  five  years as  provided  in  Paragraph  3 following.

     2. The rent for the period January 1, 1997 to December 31, 2001 shall be Six Thousand Dollars ($6,000.00) per month, payable monthly in advance, and the rent for the period January 1, 2002 to December 31, 2006 shall be Six Thousand Five Hundred Dollars ($6,500.00) per month, payable monthly in advance.

     3. Provided Lessee is not in default under the terms of the Lease, Lessee shall have the right, upon six months' prior written notice to Lessor, to renew the Lease for an additional five-year period commencing January 1, 2007 and ending December 31, 2011, upon the same terms and conditions as set forth in the Lease, excepting as to rent. The rent for the renewal term shall be as agreed upon between the parties; and, if the parties cannot agree, the rental shall be the fair rental value as determined by appraisal by majority vote of three persons: one selected by Lessor, one by Lessee and the third by the first two persons selected. Said appraisers shall be reasonably competent to make such an appraisal and shall be appointed and shall act in such time and in such manner as to cause said rental to be determined prior to the commencement of the rental term. In no event shall the rent for the renewal term be less than $6,500.00 per month or more than $7,500.00 per month.

     4. Excepting as herein specifically provided, the original lease and all of its terms and provisions shall remain in full force and effect, including the provision for payment of property taxes by Lessee.

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Lease the day and year first above written.


/s/ John Ferrogiaro                                   /s/ Bernard L. Magnussen
JOHN FERROGIARO                                       BERNARD L. MAGNUSSEN

P.O. Box 442
Napa, California  94559                               /s/ Sandra Magnussen
                                                      SANDRA MAGNUSSEN

                           LESSOR

                                                     /s/ Boyde D. Barbee
                                                     BOYDE D. BARBEE


                                                     /s/ Phyllis A. Barbee
                                                    PHYLLIS A. BARBEE


                                                    300 Soscol Avenue
                                                    Napa, California

                           LESSEE

                                    L E A S E

     THIS LEASE made and entered into this _______ day of _____________, 1986 between JOHN FERROGIARO, a single man, hereinafter called Lessor, and BERNARD L. MAGNUSSEN and SANDRA MAGNUSSEN, husband and wife, and BOYDE D. BARBEE and BARBARA BARBEE, husband and wife, hereinafter called Lessee, without regard to number;

                              W I T N E S S E T H:

     Lessor does hereby lease to Lessee, and Lessee does hereby lease from Lessor, that certain real property and the improvements and building thereon in the city of Napa, county of Napa, state of California on Soscol Avenue, Napa, California as described in the attached description marked Exhibit "A" and the parcel marked Parcel "B" on the plat attached marked Exhibit "B", incorporated herein by this reference.

         This Lease is made upon the following terms and conditions:

     1. Term. The term of this Lease shall be for a period of ten years commencing on January 1, 1987 and ending on December 31, 1996.

     2. Rental. Lessee shall pay as rental for said premises to Lessor at Napa, California a rental payable in monthly installments in advance on the first day of each and every month of said term, beginning on January 1, 1987. The monthly installment for the first five years shall be $3,635.00 per month and the monthly installment for the second five years shall be $5,000.00 per month.

     3. Taxes. Lessee shall pay to Lessor upon demand during the term hereof the amount of all city, county, district and other public entity property taxes and assessments levied during the term hereof against said land, improvements and building comprising the leased premises.

     4. Use of Premises. Said premises are leased to Lessee for the purpose of operating an automobile agency and related purposes and for no other purpose, without the prior written consent of Lessor. Lessee shall not use or occupy said premises in any manner in violation of any law, ordinance or regulation of any.public entity.

     5. Repair and Care of Premises.

                                    [AMENDED]

     6. Fire Insurance. Lessor shall keep in full force and effect during the term hereof, at Lessee's expense, standard fire and extended coverage insurance for the leased premises for the full insurable value thereof and naming Lessor as insured. Lessee shall reimburse Lessor for the premiums paid by Lessor for maintaining said insurance. Reimbursement shall be made within 10 days after Lessee receives a copy of the premium-

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



notice.

     7. Utilities. Lessee shall pay all public utility and other charges for services rendered to the leased premises during the term of the lease.

     8. Alterations. Lessee shall make no structural alterations, additions or improvements to said premises without the prior written consent of Lessor. Lessor shall not unreasonably withhold such consent. All alterations, additions and improvements by Lessee shall be at the expense of Lessee. Any painting, maintenance, repair or replacement done by Lessee shall not be deemed an improvement requiring Lessor's consent. All alterations, additions and improvements made by Lessee, except trade fixtures, equipment and signs, shall immediately become a part of the realty and thereafter shall be the property of Lessor. Trade fixtures, equipment and signs may be removed by Lessee at any time prior to the termination of this lease at Lessee's own expense. If Lessee removes any of said trade fixtures, equipment and signs, Lessee shall do so in such a way as not to injure the building, will leave the leased premises in good condition and repair, and will repair all damages caused thereto by the removal of said trade fixtures, equipment and signs at its own expense.

     9. Assignment. Lessee shall not assign this Lease, nor any interest therein, nor sublet said premises or any part thereof either voluntarily or by operation of law, without the prior written consent of Lessor. Lessor shall not arbitrarily withhold consent to an assignment or sub-letting to a reasonably suitable and responsible assignee or sub-lessee. All rent or other sums to be paid to, Lessee by an assignee or sub-lessee in excess of the rent payable by Lessee to Lessor under this lease, shall be paid by Lessee to Lessor.

     10. Inspection. Lessor or his agents may enter said premises at all reasonable times to examine the condition of the same, to show the same to prospective purchasers and for all other lawful purposes.

     11. Indemnification. Lessee shall indemnify Lessor and save him harmless in every way from any and all loss and liability for damage to property or injury to life that may arise by reason of Lessee's occupation or use of said premises. Lessee shall also reimburse Lessor for all costs, charges and expenses (including reasonable attorney fees) incurred by Lessor as a result of any such damages to property or injury to person. In this connection Lessee shall at its own expense provide and maintain adequate public liability and property damage insurance which shall protect Lessor as well as Lessee. Said insurance shall be with companies and in amount and form reasonably satisfactory to Lessor and duplicate policies or certificates of insurance shall be furnished to the Lessor.

     Lessee waives all claims against Lessor for injury to life and damage to goods, wares, merchandise or other property in or upon said premises used by Lessee whether belonging to Lessee or third persons, resulting from any cause whatsoever, other than by wilful misconduct of Lessor.

     Lessee shall indemnify Lessor and save him harmless in every way from any and all loss an@ liability from mechanics' and materialmen's liens and from any and all other liens, judgments or encumbrances created or suffered by Lessee and shall reimburse Lessor for all costs, charges and expenses (including reasonable attorney fees incurred by Lessor as a result of any such liens, judgments and encumbrances so created.

     12. Insurance Policies Generally. All the insurance required under this lease shall contain an endorsement requiring 30 days written notice from the insurance company to both parties before cancellation or change in the coverage, scope, or amount of any policy.

     13. Waiver of Subrogation. The parties release each other, and their respective authorized representatives, from any claims for damage to any person or to the premises and to the fixtures, personal property, tenant's improvements, ,and alterations of either Lessor or Lessee in or on the premises that are caused by or result from risks insured against under any insurance policies carried by the parties and in force at the time of any such damage.

     Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy. Neither party shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by this lease. If any insurance policy cannot be obtained with a waiver of subrogation, or is obtainable only by the payment of an additional premium charge above that charged by insurance companies issuing policies without waiver of subrogation, the party undertaking to obtain the insurance shall notify the other party of this fact. The other party shall have a period of 10 days after receiving the notice either to place the insurance with a company that is reasonably satisfactory to the other party and that will carry the insurance with a waiver of subrogation, or to agree to pay the additional premium if such a policy is obtainable at additional cost. If the insurance cannot be obtained or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium charged, the other party is relieved of the obligation to obtain a waiver of subrogation rights with respect to the particular insurance involved.

     14. Default. If Lessee defaults in the payment of the rent hereinbefore reserved or any part thereof, and said default shall continue for a period of 15 days after the same shall be due, or if Lessee shall at any time fail or neglect to perform or observe any of the covenants, conditions and agreements herein contained on his part to be kept and performed, or if Lessee abandons, vacates or surrenders said premises, then Lessor may at his election immediately terminate this lease after 15 days written notice to Lessee and the same shall be forfeited to Lessor. Lessor or his agents may thereupon demand possession of and enter upon said premises. In the alternative, in the event of such default, or if Lessee shall abandon, vacate or surrender said premises, Lessor may, at his election and without terminating said lease, re-let said premises for the account of Lessee at such rent and for such time and upon such terms as Lessor may see fit, and Lessee shall pay, month by month, any deficiency whereby said rental falls short of satisfying the rent hereby reserved. In the event of a re-entry by Lessor as herein provided, Lessor may remove all property on said premises whether belonging to Lessor or third persons, anti may store the same in any public warehouse ok elsewhere, at the cost and for the account of Lessee. Lessor is not limited to the remedies herein enumerated but may likewise assert any other or additional remedies available to him at law or in equity. Should Lessor be compelled to bring legal action to collect said rent or any part thereof, or to recover damages for breach of this lease, or to recover possession of said premises, the prevailing party shall be entitled to recover all costs in connection therewith, including reasonable attorney fees, for prevailing party's attorney.

     15. Obligation of Lessee upon Termination. Lessee agrees to deliver up said premises to Lessor in as good order and condition as the same are in at the commencement hereof, reasonable wear and tear excepted, without demand or notice at the expiration of the term of this lease, or any extensions or renewals thereof, or upon the sooner termination thereof. Should Lessee hold over after the expiration of this lease or any extension or renewals thereof, Lessee shall be deemed to hold said premises as a tenant from month to month at the same rental for the last month before termination and under the same terms and conditions as in this lease set forth.

     16. Notices. Notices and demands by either of the parties hereto may be given by registered mail, postage prepaid, addressed to the other party at the addresses hereinafter set forth, or at such other addresses as either of the parties may from time to time designate by notice in writing to the other.

     17. Miscellaneous. Time shall be of the essence of this agreement and of all the terms hereof. This agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators and permitted Assigns of the parties. hereto. The obligations of all of the parties hereto are joint and several.

     The waiver by Lessor of a breach by Lessee of any of the provisions of this lease shall not constitute a 'waiver of any subsequent breach of said provisions, or of any other provisions thereof. The remedies of Lessor herein are cumulative and the use of one remedy shall in no way be construed as a waiver of any other remedy.

     18. Destruction. In the event of any damage to the leased premises or any part thereof, which damage Lessee is not required to repair under the terms hereof, and not caused by any failure or neglect on the part of Lessee to perform or observe any covenant or condition hereof, and which damage is covered and insured against by the extended coverage fire insurance provided for in Paragraph 6, and said leased premises can be restored to the same general condition in which it existed at the time of the happening of the event causing said damage for the amount of the net proceeds of said insurance, then Lessor shall with reasonable diligence, cause said leased premises to be so restored, and this Lease shall remain in full force and effect.

     If, though, the conditions as provided above exist and said leased premises cannot be so restored for the amount of the net proceeds of said insurance, then:

     (a) Lessor may, but shall not be obligated so to do, cause said leased premises to be so restored. If Lessor so elects, Lessor shall with reasonable diligence cause said leased premises to be so restored, and this lease shall remain in full force and effect.

     (b) If Lessor shall not so elect, Lessor shall give written notice of such election not more than 60 days from date of damage. Said notice shall set forth the amount of the insurance proceeds and the bona fide opinion of Lessor as to the approximate cost of restoration. Lessee shall have 15 days after receipt of said notice within which to elect to pay the difference between insurance proceeds and actual cost of restoration. If Lessee shall elect to do so, Lessee shall, within said period of time, serve written notice on Lessor and deposit with Lessor the estimated amount of said difference. Then Lessor shall with reasonable diligence commence such restoration within 15 days and Lessee shall upon demand of Lessor pay any additional difference previously authorized in writing by Lessee, or be entitled to a refund if the estimate exceeds the actual difference. The Lease shall in such event remain in full force and effect. During any period of restoration, Lessee shall be entitled to a reduction in rent proportionate to the building and ground space not fit for occupancy by Lessee.

     19. Option to Renew. Provided Lessee is not in default under the terms hereof, Lessee shall have the right, upon six months prior written notice to Lessor, to renew this Lease for an additional five-year period commencing at the end of the term hereof upon the same terms and conditions as herein set forth, excepting as to rent and excepting that there shall be no further option to renew. The rent for the renewal term shall be as agreed upon between the parties; and, if the parties cannot agree, the rental shall be the fair rental value as determined by appraisal by three persons: one selected by Lessor, one by Lessee and the third by the first two persons selected. Said appraisers shall be reasonably competent to make such an appraisal and shall be appointed and shall act in such time-and in 'such manner as to cause said rental to be determined prior to the commencement of the renewal term. In no event shall the rent for the renewal term be less $5,000.00 per month or more than $6,000.00 per month.

     IN WITNESS WHEREOF the parties hereto have executed this Lease the day and year first above written.


                                                     JOHN FERROGIARO
                                                     1331 B St.
                                                     Napa, Cal 94558

                                                      -LESSOR-


                                                     BERNARD L. MAGNUSSEN


                                                     SANDRA MAGNUSSEN


                                                     BOYDE D. BARBEE



                                                     BARBARA BARBEE
                                                     300 Soscol Ave.
                                                     Napa, CA  94559

                                                         -LESSEE-

                                   EXHIBIT "A"


Commencing at a point on the western line of the parcel described in the deed to John Be Ferrogiaro recorded in Wok 403 of Official Records# Page 5770 Napa County Records, also being on the western line of the State Highway commonly known as Soscol Avenue, said Point bears North 04 degrees 36 minutes west 303.00 feet from; the southwestern corner of said John B. Ferrogiaro parcel; running thence North 04 decrees 36 minutes west along said western line of the State Highway 283.08 feet to the most western corner of said John B, Ferrogiaro parcel; thence North 23 degrees 33 minutes Last along the northwestern line of said John B. Ferrogiaro parcel 75.90 feet;then North 85 degrees 24 minutes East
364.19 feet; then South 04 degrees 36 minutes East 370.00 feet; then south 86 degrees 24 minutes West 380.00 feet; thence Northwesterly, on a curve to the right with a radius of 20.00 feet, through a central angle of 90.00, a distance of 31.42 feet to the point of commencement.

Containing 3.37 acres more or less.

Lessor and Lessee agree that the land together with the sidewalks, driveways and improvements thereon which is adjacent to the above described parcel and within the area dedicated to public use shall be deemed to be included within the leased premises.